Exhibit 99.(n)

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated June 22, 2023 with respect to the financial statements of Passport Select: Model Class of FT Alternative Platform I LLC for the year ended December 31, 2022 which are contained in the Prospectus and Statement of Additional Information contained in this Registration Statement. We consent to the use of the aforementioned report in the Prospectus and Statement of Additional Information contained in this Registration Statement, and to the use of our name as it appears under the captions “Independent Registered Public Accounting Firm; Legal Counsel”, “Independent Registered Public Accounting Firm” and “Appendix C – Financial Statements”.

/s/ GRANT THORNTON LLP

Chicago, Illinois

June 22, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 22, 2023 with respect to the financial statements of First Trust Hedged Strategies Fund for the period from March 22, 2023 (date of organization) through May 31, 2023 which are contained in the Prospectus and Statement of Additional Information contained in this Registration Statement. We consent to the use of the aforementioned report in the Prospectus and Statement of Additional Information contained in this Registration Statement, and to the use of our name as it appears under the captions “Independent Registered Public Accounting Firm; Legal Counsel”, “Independent Registered Public Accounting Firm” and “Appendix C – Financial Statements”.

/s/ GRANT THORNTON LLP

Chicago, Illinois

June 22, 2023